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Exhibit 10.6

CONFORMED COPY

INTERNATIONAL TRADEMARK ASSIGNMENT

        This Global Trademark Assignment agreement (the "Assignment") is entered into this 16th day of March, 2004, between Great American Cookie Company, LLC, a Delaware limited liability company having its principal place of business at 2855 E. Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121 ("Assignor"), and Great American Cookie Company Franchising, LLC, a Delaware limited liability company having its principal place of business at 2855 E. Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121 ("Assignee").

        A.    Assignor is the owner of the International trademarks and service marks set forth on the attached Schedule A, all common rights relating thereto, and all registrations and applications relating thereto (the "Marks"); and

        B.    Assignor has agreed to assign the Marks and the goodwill of the business attendant thereto, if any, and the parties wish to memorialize the transfer of the Marks and goodwill of the business associated therewith to Assignee.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is herby acknowledged, the parties hereto agree as follows:

        1.     Assignment. Assignor does hereby sell, assign, transfer, and set over unto said Assignee, its entire right, title and interest in, to and under said Marks, together with the entire goodwill of the business in connection with which said Marks are used, and in and to all income, royalties, damages and payments now or thereafter due or payable with respect thereto in and to all causes of action (either at law or in equity) and the right to sue, counterclaim, and recover for past, present and future infringement of the rights assigned or to be assigned under this Assignment.

        2.     Assumption. In consideration of the assignment set forth above, Assignee hereby agrees to assume all liabilities and obligations of the Assignor arising out of or related to the Marks, including without limitation, any such liabilities and obligations that arise from periods prior to the date of this Assignment.

        3.     Non-Assignable Marks; Irrevocable License. To the extent that any of the Marks or rights associated therewith is not capable of being assigned hereunder without the consent or approval of a third party (whether or not a governmental authority), or if such assignment or transfer will require the parties to file applications or notices under the laws of applicable jurisdictions in order for such assignment to be valid between the parties, or would constitute a breach thereof or violation of applicable law, this Assignment shall not constitute an actual or attempted assignment or transfer thereof unless and until such consent or approval of such third party has been duly obtained or such application or notice has been filed or the assignment has otherwise become lawful (any Mark not assigned or transferred as a result of this Section is hereinafter referred to as a "Licensed Mark"). Assignor hereby grants to the Assignee, and Assignee herby accepts from the Assignor, a worldwide, exclusive, royalty free right to use and sublicense the Licensed Marks until such time as the assignment shall satisfy the requirements set forth above.

        4.     Further Assurances. Assignor hereby agrees to execute all papers and to perform such other proper acts as Assignee or its successors or assigns may deem reasonably necessary to secure to Assignee or to its successors or assigns, the rights transferred hereby, including without limitation, any documents necessary to obtain the consents or waivers or record the applications, notices or other documentation described in Section 3 above, and any and all documents necessary to file or record this Assignment with the international registries where the Marks are recorded or registered.

        5.     Miscellaneous.

          (a)   Governing Law. This Assignment shall be governed by the laws of the State of Utah (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

          (b)   Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute a single instrument.

          (c)   Descriptive Headings. Descriptive headings of the Sections of this Assignment are inserted for convenience only and shall not affect the meaning of this Assignment.

        IN WITNESS WHEREOF, the parties have caused this Assignment to be executed below, on the date indicated, by a duly authorized officer thereof.

GREAT AMERICAN COOKIE COMPANY, LLC
By:	/s/ SANDRA BUFFA
Name:	Sandra Buffa
Title:	Sr. Vice President
GREAT AMERICAN COOKIE COMPANY FRANCHISING, LLC
By:	/s/ MICHAEL WARD
Name:	Michael Ward
Title:	Sr. Vice President

SCHEDULE A

TRADEMARKS

U.S. Registrations
Great American Cookie Company, Inc.

No.	Trademark	Country	Registration Number	Registration Date
1	ALASKAN CHILLER	United States	2,168,002	Jun-23-1998
2	ALASKAN CHILLER (& Design)	United States	2,168,085	Jun-23-1998
3	CHOCOLATE CHIP COOKIE COMPANY	United States	1,462,320	Oct-20-1987
4	DINKY	United States	2,230,857	Mar-09-1999
5	DINKY DOOZIE	United States	2,230,866	Mar-09-1999
6	DOUBLE DOOZIE	United States	1,327,276	Mar-26-1985
7	GREAT AMERICAN COOKIE CO. (Stylized)	United States	1,657,698	Sep-17-1991
8	GREAT AMERCIAN COOKIE COMPANY (& Design)	United States	2,156,880	May-12-1998
9	GREAT AMERICAN COOKIES	United States	2,032,657	Jan-21-1997
10	GREAT AMERICAN COOKIES (Stylized Letters)	United States	2,156,881	May-12-1998
11	GREAT AMERICAN COOKIES (& Design)	United States	2,281,010	Sep-28-1999
12	GREAT AMERICAN EATING CARD	United States	2,032,656	Jan-21-1997
13	MACADAMIAHH! THE TROPICAL TASTE OF MACADAMIA NUTS AND COCONUT IN EVERY BITE (& Design)	United States	1,439,376	Jul-21-1986
14	SHARE THE FUN OF COOKIES	United States	2,156,947	May-12-1998
15	SNEAGLE*	United States	2,099,761	Sep-23-1997
16	SOUTHERN SPRING H20 PURE SPRING (& Design)*	United States	2,189,666	Sep-16-1998

Applications
Great American Cookie Company, Inc.

No.	Trademark	Country	Application Number	Application Date
None.

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  Exhibit 10.6
INTERNATIONAL TRADEMARK ASSIGNMENT
SCHEDULE A TRADEMARKS